Exhibit 24.1

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry C. Pao, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature               Title                                   Date

/s/ Henry C. Pao	President, Principal Executive and	June 16, 1999
----------------        Financial Officer and Director
(Henry C. Pao)



/s/ Richard E. Siegel	Executive Vice President and Director	June 16, 1999
---------------------
(Richard E. Siegel)



/s/ Benedict C. K. Choy	Senior Vice President and Director	June 16, 1999
-----------------------
(Benedict C. K. Choy)



/s/ Yunni Pao           Director                                June 16, 1999
-------------
(Yunni Pao)



/s/ Frank C. Pao        Director                                June 16, 1999
----------------
(Frank C. Pao)